EXHIBIT 2.2

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This Amendment, effective as of July 15, 2003 (the "Amendment"), to the Acquisition Agreement (the "Agreement"), dated as of June 5, 2003, by and between HBOA Holdings, Inc. ("HBOA") and Lexsys Software Corp. ("LSC").

                                    RECITALS:

     A. All terms not herein defined shall have the meanings set forth in the Agreement.

     B. The Agreement provides that the Closing shall take place on or before July 15, 2003, (the "Anticipated Closing Date"), and Section 8.1(b) provide that HBOA and LSC, respectively, may terminate the Agreement if the Closing is not consummated by July 15, 2003.

     C. The parties wish to amend the Agreement to extend the Anticipated Closing Date until October 15, 2003.

     D. The parties have determined that it is in their respective best interests to modify the Agreement as set forth herein.

     NOW THEREFORE, for the mutual consideration set forth herein, the receipt and sufficiency of which are acknowledged, the parties hereto intending to be legally bound agree as follows:

     1. Extension of Anticipated Closing Date.
        --------------------------------------

     Section 2.8 of the Agreement is hereby amended to provide that the Closing shall take place on or before October 15, 2003, unless further extended by the mutual written agreement of the parties hereto.

     Section 8.1 (b) is amended to provide that HBOA or LSC may terminate the Agreement if the Closing is not consummated by October 15, 2003.

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     2. Full Force and Effect.
        ----------------------

     Except as specifically amended hereby, the provisions of the Agreement shall remain in full force and effect.

     3. Entire Agreement.
        -----------------

     The Amendment, together with the Agreement, as modified hereby, constitutes the entire agreement between the parties.

     4. Amendment.
        ----------

     This Amendment may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

     5. Counterparts.
        -------------

     The Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

ATTEST:                                              HBOA HOLDINGS, INC.



                                                     BY:     /S/ GARY VERDIER
                                                             -------------------
                                                             GARY VERDIER
                                                             PRESIDENT

ATTEST:                                              LEXSYS SOFTWARE CORP.


                                                     BY:      /S/ CHARLES TAYLOR
                                                              ------------------
                                                              CHARLES TAYLOR
                                                              PRESIDENT